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                                                                    Exhibit 4.12

                                WARRANT AGREEMENT

         THIS WARRANT AGREEMENT dated as of February 13, 1996 between N2K Inc., a Pennsylvania corporation, (the "Company") (formerly, Telebase Systems, Inc.), and Unterberg Harris (the "Purchaser").

                                   WITNESSETH:

         WHEREAS, the Company proposes to issue to the Purchaser 150,000 warrants as hereinafter described (the "Warrants") to purchase up to an aggregate of 150,000 shares (the "Warrant Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), each Warrant entitling the Holder (as defined herein) thereof to purchase one share of Common Stock on the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and for other good and valuable consideration, the parties hereto agree as follows:

    1. ISSUANCE OF WARRANTS; FORM OF WARRANT. Subject to the terms and conditions of this Agreement, the Company will issue and deliver the Warrants to the Purchaser as of the date hereof. The text of the Warrant Certificate and of the Form of Election to Purchase shares shall be substantially in accordance with such forms attached hereto. The Warrants shall be executed on behalf of the Company by the President or Vice President of the Company under its corporate seal attested by the signature of the Secretary or Assistant Secretary of the Company.

    2. REGISTRATION. The Warrants shall be numbered and shall be registered by the Company as they are issued. The Company shall be entitled to treat the registered holder of any Warrant (the "Holder") as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of any Warrant which is registered or to be registered in the name of a fiduciary or the nominee of a fiduciary. The Warrants shall be registered initially in the name of "Unterberg Harris" in such denominations as the Purchaser may request to the Company.

    3. NON-TRANSFERABILITY OF WARRANTS; The Warrants may not be transferred, assigned, sold or hypothecated by the Holder other than an involuntary assignment by operation of law to the Holder's personal representative.
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   4. TERMS OF WARRANTS; EXERCISE OF WARRANTS. Each Warrant entitles the Holder thereof to purchase one share of Common Stock at a purchase price of $.80 per share (the "Exercise Price") at any time on or before 5:00 P.M. Philadelphia time on February 12, 2001 (the "Expiration Date"). The Exercise Price and the number of shares issuable upon exercise of Warrants are subject to adjustment upon the occurrence of certain events pursuant to the provisions of Section 8 of this Agreement. Subject to the provisions of this Agreement, each Holder of Warrants shall have the right to purchase from the Company (and the Company shall issue and sell to such Holder of Warrants upon the due exercise of such Warrants in the manner prescribed herein) the number of fully paid and non-assessable shares of Common Stock specified in such Warrants (as adjusted in accordance with Section 8 of this Agreement), upon surrender to the Company, or its duly authorized agent, of such Warrants, with the Form of Election to Purchase attached thereto duly completed and signed, and upon payment to the Company of the Exercise Price (as adjusted in accordance with the provisions of Section 8 of this Agreement,) for the number of shares in respect of which such Warrants are then exercised. Payment of such Exercise Price may be made by money order, certified check or bank draft payable to the order of the Company. No adjustment shall be made for any dividends on any shares of Common Stock issuable upon exercise of a Warrant. Upon each surrender of Warrants, and payment of the Exercise Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder of such Warrants and in such name or names as such Holder may designate, a certificate or certificates for the number of full shares of Common Stock so purchased upon the exercise of such Warrants, together with cash, as provided in
Section 9 of this Agreement, in respect of any fraction of a share of such Common Stock otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such shares of Common Stock as of the date of the surrender of such Warrants and payment of the Exercise Price as aforesaid; provided, however, that if, at the date of surrender of such Warrants and payment of such Exercise Price, the transfer books for the Common Stock or other class of stock purchasable upon the exercise of such Warrants shall be closed, the certificates for the shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened (whether before, on or after the Expiration Date) and until such date the Company shall be under no duty to deliver any certificate for such shares; and provided further, that the transfer books shall not be closed at any time for a period longer than twenty (20) days unless otherwise required by law. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holders thereof, either as an entirety or from time to time for part only

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of the shares specified therein and, in the event that any Warrant is exercised in respect of less than all of the shares specified therein at any time prior to the date of expiration of the Warrants, a new Warrant or Warrants of like tenor shall be issued for the remaining number of shares specified in the Warrant so surrendered.

    5. MUTILATED OR MISSING WARRANTS. In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest; but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant and, if requested, indemnity in form and amount reasonably satisfactory to the Company. Applicants for such substitute Warrants shall also comply with such other reasonable policies and pay such other reasonable charges as the Company may prescribe.

    6. RESERVATION OF COMMON STOCK, ETC. There have been reserved out of the authorized and unissued shares of Common Stock a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrants. All Warrants surrendered in the exercise of the rights thereby evidenced shall be cancelled, and such cancelled Warrants shall constitute sufficient evidence of the number of shares of stock which have been issued upon the exercise of such Warrants. After the Expiration Date, no shares of stock shall be subject to reservation in respect of Warrants not therefore exercised.

    7. ADJUSTMENTS OF WARRANT PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of each Warrant shall be subject to adjustments from time to time upon the happening of certain events as hereinafter provided:

             (a) In case the Company shall (i) declare a dividend on its Common Stock in shares of its capital stock, (ii) split up or otherwise subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares, or (iv) issue any shares by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger), the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder of any Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares which, if such Warrant had been

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exercised immediately prior to such time, such Holder would have owned upon such exercise and been entitled to receive upon such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

             (b) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Sections 8(a) above, the number of Warrant Shares purchasable upon exercise of each Warrant shall simultaneously be adjusted by multiplying the number of Warrant Shares initially issuable upon exercise of each Warrant by the Exercise Price in effect on February 13, 1996 and dividing the product so obtained by the Exercise Price, as adjusted.

             (c) In the event that at any time, as a result of an adjustment made pursuant to Section 8(a) above, the Holder of any Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections 8(a) to (i), inclusive, above.

    8. FRACTIONAL INTERESTS. The Company shall not be required to issue fractions of shares of Common Stock upon the exercise of Warrants. If any fraction of a share of Common Stock would be issuable upon the exercise of any Warrant (or specified portions thereof), the Company may, at its option, purchase such fraction for an amount in cash equal to the same fraction of the current market price of Common Stock (determined as provided in Section 8(h) hereof) on the date of exercise.

    9. WARRANTS AND WARRANT SHARES NOT REGISTERED. Each Holder of Warrants, by acceptance thereof, represents and acknowledges that such Warrants and the Warrant Shares which may be purchased upon exercise thereof have not been and will not be registered under the Act on the grounds that the issuance of such Warrants and the offering and sale of such Warrant Shares are exempt from registration under Section 4(2) of the Act as not involving any public offering. Each Holder of Warrants represents and warrants that such Holder (a) is acquiring this Warrant for investment for such Holder's own account, with no intention of reselling or otherwise distributing the same, subject, nevertheless, to any requirement of law that the disposition of such Holder's property shall at all times be within such Holder's control, (b) is an "accredited investor" as defined in Rule 501 of Regulation D under the Act, (c) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investments made or to be made in connection with the

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acquisition and exercise of the Warrants, and (d) has been provided all such information and access to information concerning such Holder's investment hereunder as such Holder has requested from the Company. Neither the Warrants nor the related Warrant Shares may be transferred except (i) (a) pursuant to an effective registration statement under the Act or (b) in the case of transfers other than those described in clause (i)(a), upon the conditions specified in
Section 11 hereof, which conditions are intended, among other things, to ensure compliance with the provisions of the Act in respect of the transfer of such Warrant or of such Warrant Shares, and (ii) upon compliance with applicable state securities laws.

    10. NOTICE OF TRANSFER OF WARRANT SHARES; OPINION OF COUNSEL. Each Holder of Warrants, by acceptance thereof, agrees that prior to the disposition of any Warrant Shares, such Holder will give written notice to the Company expressing such Holder's intention to effect such disposition and describing briefly such Holder's intention as to the disposition to be made of such Warrant Shares theretofore issued upon exercise hereof, together with (a) an opinion of independent counsel as may be designated by such Holder and satisfactory to the Company (the costs of such opinion to be paid by such Holder) as to the necessity or non-necessity of registration under the Act, and (b) such counsel's opinion (or other evidence satisfactory to the Company) that such disposition will also be in compliance with applicable state securities law, and the provisions of the following subparagraphs shall apply:

             (a) If in the opinion of such counsel, the proposed disposition does not require registration under the Act of such Warrant Shares issuable or issued upon the exercise of such Warrants, and such disposition will be in compliance with applicable state securities laws relating to the registration or qualification of securities for offer and sale, such Holder shall be entitled to dispose of such Warrant Shares theretofore issued upon the exercise thereof, all in accordance with the terms of the notice delivered by such Holder to the Company.

             (b) If in the opinion of such counsel, the proposed disposition requires such registration of such Warrant Shares issuable or issued upon the exercise of such Warrants, the Holder of such Warrants shall not be entitled to transfer such Warrant Shares without such registration and the Company shall not be obligated to effect any such registration.

    11. TRANSFER RESTRICTION LEGEND. Each certificate for Warrant Shares initially issued upon exercise of the Warrants, unless at the time of exercise such Warrant Shares are registered under the Act, shall bear the following legend (and any additional

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legend required under applicable law, rule or regulation) on the face thereof:

             "THE SHARES OF STOCK REPRESENTED HEREBY HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. NEITHER THESE SHARES, NOR ANY PORTION THEREOF OR INTEREST THEREIN, MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED WITH AND QUALIFIED IN ACCORDANCE WITH SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED."

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution under a registration statement of the securities represented thereby) shall also bear such legend unless in the opinion of counsel specified in Section 11 hereof the securities represented thereby need no longer be subject to the restrictions contained in this Warrant. The provisions of Sections 11 and 12 hereof shall be binding upon all subsequent holders of certificates bearing the above legend, and shall also be applicable to all subsequent holders of the Warrants and Warrant Shares.

    12. VOTING, CONSENTS AND NOTICES. Nothing contained in this agreement or in any of the Warrants shall be construed as conferring upon the Holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

    13. NOTICES. Any notice or demand to be given or made by the Purchaser or by the Holder of any Warrant or Warrant Share to the Company pursuant to this Agreement shall be sufficiently given or made (except as otherwise provided in this Agreement) if sent by certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

                      N2K Inc.
                      55 Broad Street
                      New York, NY 10004
                      Attention:  President

Any notices or demand to be given or made by the Company to the Holder of any Warrant pursuant to this Agreement shall be

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sufficiently given or made (except as otherwise provided in this Agreement) if sent by first-class mail, postage prepaid, addressed to such Holder at the address of such Holder as shown on the Warrant register.

    14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

    15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts together shall constitute but one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                    N2K INC.

Attest:

                                    By:
- ----------------------------------     -----------------------------------------
Title:                                  Title:

                                    UNTERBERG HARRIS

Attest:

                                    By:
- ----------------------------------     ----------------------------------------

Title:                                  Title:

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                       (FORM OF WARRANT CERTIFICATE)

NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THE WARRANTS MAY NOT BE TRANSFERRED, ASSIGNED, SOLD OR HYPOTHECATED BY THE HOLDER OTHER THAN AN INVOLUNTARY ASSIGNMENT BY OPERATION OF LAW TO THE HOLDER'S PERSONAL REPRESENTATIVE. SUCH SHARES OF STOCK, OR ANY PORTION THEREOF OR INTEREST THEREIN, MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED AND QUALIFIED IN ACCORDANCE WITH SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

THIS WARRANT CERTIFICATE IS BEING ISSUED IN ACCORDANCE WITH, AND SUBJECT TO, THE PROVISIONS OF A WARRANT AGREEMENT DATED AS OF FEBRUARY 13, 1996 BETWEEN N2K, INC. AND UNTERBERG HARRIS.

No. R-1                                                         150,000 Warrants

                     VOID AFTER 5:00 P.M. PHILADELPHIA TIME

                              on February 12, 2001

                                    N2K Inc.

                               WARRANT CERTIFICATE

    THIS CERTIFIES THAT, for value received, Unterberg Harris, or registered assigns, is the owner of the number of Warrants set forth above, each of which entitles the owner thereof to purchase at any time on or before February 12, 2001 one fully paid and nonassessable share of the Common Stock, $.001 per value (the "Common Stock") of N2K Inc., a Pennsylvania corporation (the Company"), at the purchase price of $.80 per share (the "Exercise Price") upon presentation and surrender of this Warrant Certificate with the attached Form of Election to Purchase duly executed. The number of Warrants evidenced by this Warrant Certificate (and the number of shares of Common Stock which may be purchased upon exercise thereof) set forth above, and the Exercise Price per share set forth above, are the number and Exercise Price as of February 13, 1996, based on the shares of Common Stock of the Company as constituted at such date. As provided in the Warrant Agreement referred to below, the Exercise Price and the number or kind of shares which may be purchased upon the exercise of the Warrants evidenced by this Warrant Certificate are, upon the happening of certain events, subject to adjustment.

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    This Warrant Certificate is subject to, and entitled to the benefits of, all of the terms, provisions and conditions of an agreement dated as of February 13, 1996 (the "Warrant Agreement") between the Company and Unterberg Harris, which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, limitations, obligations, duties and immunities hereunder of the Company and the holders of the Warrant Certificates. Copies of the Warrant Agreement are on file at the principal office of the Company.

    These Warrants may not be transferred, assigned, sold or hypothecated by the holder hereof other than an involuntary assignment by operation of law to the holder's personal representative.

    This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the principal office of the Company, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing Warrants entitling the holder to purchase a like aggregate number of shares of Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered entitled such holder to purchase. If this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive, upon surrender hereof, another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

    Fractional shares of Common Stock may, but are not required to, be issued upon the exercise of any Warrant or Warrants evidenced hereby, and in lieu thereof a cash payment will be made by the Company at its discretion, as provided in the Warrant Agreement.

    No holder of this Warrant Certificate shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, sale of assets, or otherwise) or, except as provided in the Warrant Agreement, to receive notice of meetings or to receive dividends or subscription rights or otherwise, until the Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised and the Common

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Stock purchasable upon the exercise thereof shall have become deliverable as provided in the Warrant Agreement.

    If this Warrant shall be surrendered for exercise within any period during which the transfer books for the Common Stock or other class of stock purchasable upon the exercise of this Warrant are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such exercise until the date of the reopening of such transfer books.

    IN WITNESS WHEREOF, N2K Inc. has caused the signature of its President and Secretary to be printed hereon and its corporate seal to be printed hereon.

[SEAL]

                                          N2K Inc.

Attest:

                                            By:
- --------------------------------------         ---------------------------------
(Assistant Secretary)                           (Vice) President

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                          FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise Warrants represented by the Warrant Certificate).

TO N2K Inc.:

    The undersigned hereby irrevocably elects to exercise

- --------------------------------------- (---------------------)
Warrants represented by this Warrant Certificate to purchase the shares of Common Stock issuable upon the exercisable of such Warrants and requests that certificates for such shares be issued in the name of:

                      (Please print name and address

Please insert social security or other
identifying number:  -------------------------

If such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:

             (Please print name and address)

Please insert social security or other
identifying number:---------------------

Dated:                     ,19

                                           Signature:
                                                     ---------------------------

                                           (Signature must conform in all
                                           respects to name of holder as
                                           specified on the face of this Warrant
                                           Certificate)

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                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires a transfer Warrants represented by the Warrant Certificates.)

    FOR VALUE RECEIVED _____________________ hereby sells, assigns and transfers unto _____________________ this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________ __________________________________________, as attorney-in-fact to transfer the within Warrant Certificates on the books of the within-name Company, with full power of substitution.

Dated:                 ,19

                                                By:___________________________

                                                NOTICE

    The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

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